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                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated July 12, 1996, relating to the balance sheet of Thompson Book and Supply Company, which appear in the Current Report on Form 8-K, dated July 16, 1996 of U.S. Office Products Company.

/s/ Hamilton & Associates, Inc.
September 26, 1996